400 Shares

RMR DIVIDEND CAPTURE FUND

Series F Auction Preferred Shares

($0.0001 Par Value)

UNDERWRITING AGREEMENT

                                    , 2008

RBC Capital Markets Corporation
c/o RBC Capital Markets Corporation
One Liberty Plaza
165 Broadway
New York, NY 10006-1404

Ladies and Gentlemen:

        Each of RMR Dividend Capture Fund, a Massachusetts business trust (the "Company"), and its investment advisor, RMR Advisors, Inc., a Massachusetts corporation (the "Investment Advisor"), confirms its agreement with RBC Capital Markets Corporation, the sole underwriter (the "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriter of an aggregate of 400 shares (the "Shares") of the Company's Series F Auction Preferred Shares, $0.0001 par value per share, with a liquidation preference of $25,000 per share ("Auction Preferred").

        The Company has entered into an Investment Advisory Agreement with the Investment Advisor dated July 12, 2007 (the "Advisory Agreement"), an Administration Agreement dated July 12, 2007 with the Investment Advisor (the "Administration Agreement"), and a custody agreement with State Street Bank and Trust Company dated November 1, 2007 (the "Custody Agreement"), a Transfer Agent Services Agreement with Wells Fargo Bank, National Association (the "Transfer Agent Services Agreement"), and an Auction Agency Agreement dated                                    , 2008 with                                     (the "Auction Agency Agreement"). The Investment Advisor has entered into a sub-administration agreement with State Street Bank and Trust Company dated November 16, 2007 (the "Sub-Administration Agreement"). In addition, on July 12, 2007 the Company adopted a dividend reinvestment plan (the "Dividend Reinvestment Plan") pursuant to which holders of common shares of beneficial interest of the Company (the "Common Shares") shall have their dividends automatically reinvested in additional Common Shares unless they elect to receive such dividends in cash. Collectively, this Agreement, the Advisory Agreement, the Administration Agreement, the Custody Agreement, the Transfer Agent Services Agreement, the Sub-Administration Agreement, the Auction Agency Agreement and the Dividend Reinvestment Plan are referred to herein as the "Company Agreements." Each of the Company Agreements to which the Investment Advisor is a party, and this Agreement are collectively referred to herein as the "Advisor Agreements."

        The Company has prepared a registration statement on Form N-2 (File Nos. 811-22079 and 333-143783) with respect to the Shares pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended (the "1940 Act", and collectively with the Securities Act, the "Acts") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") promulgated under the Securities Act and the 1940 Act. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendment thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant to Rule 497(a) of the Rules and Regulations; "Pricing Prospectus" means the Preliminary Prospectus that was included in the

Registration Statement (as defined below) immediately prior to the Applicable Time (as defined below); "Prospectus" means the prospectus (including the statement of additional information) filed by the Company with the Commission (i) pursuant to rule 497(h) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) or (ii) pursuant 497(b) under the Securities Act on or before the fifth business day after the date hereof (or such earlier time as may be required under the Securities Act) or, if no such filing is required, the final prospectus (including the final statement of additional information) included in the Registration Statement at the Effective Time; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations. If the Company has filed an abbreviated registration statement to register additional shares of Auction Preferred pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. For the purpose of this Agreement, the "Applicable Time" shall be 5:00 p.m. (Eastern time) on the date of this Agreement.

        In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

  1.
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE INVESTMENT ADVISOR.

        The Company and the Investment Advisor jointly and severally represent and warrant to the Underwriter as of the date hereof and as of the Closing Date (as defined in Section 3 below):

          (a)   A registration statement has been filed with the Commission under the Securities Act and has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Acts and the Rules and Regulations. The Prospectus and the Pricing Prospectus each conforms and, as amended or supplemented, will conform, in all material respects to the requirements of the Acts and the Rules and Regulations. As of the Effective Date, the date hereof, and the Closing Date (as defined below) the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Prospectus taken together with the final pricing information included on the cover page of the Prospectus (collectively, the "Disclosure Package"), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter, specifically for use in the preparation thereof.

          (b)   A notification of registration of the Company as an investment company under the 1940 Act on Form N-8A (the "1940 Act Notification") has been prepared by the Company in conformity with the 1940 Act and has been filed with the Commission.

          (c)   The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission. The 1940 Act Notification complied in all material respects with the requirements of the 1940 Act and the Rules and Regulations thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (d)   This Agreement and each of the other Company Agreements has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms. The Company has full power and authority to enter into this Agreement and each of the Company Agreements and to authorize, issue and sell the Shares as contemplated by this Agreement.

          (e)   The Company has been duly formed and is validly existing under the laws of the Commonwealth of Massachusetts as a trust with transferable shares of the type commonly called a Massachusetts business trust. The Agreement and Declaration of Trust of the Company (the "Declaration of Trust"), pursuant to which the Company was established, confers upon the Trustees named therein, and their successors in trust, power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Company has no direct or indirect subsidiaries. The Company is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

          (f)    The outstanding Common Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable (except as described in the Registration Statement and the Disclosure Package); the Shares to be issued and sold by the Company have been duly authorized and when issued and delivered to and paid for as contemplated herein will be validly issued, fully paid and non-assessable (except as described in the Registration Statement); and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any capital stock of the Company.

          (g)   The Company has authorized capital stock as set forth in the Prospectus and the Disclosure Package. All of the Common Shares and Auction Preferred Shares conform to the description thereof contained in the Prospectus and the Disclosure Package. The certificates, if any, for the Common Shares and the Auction Preferred Shares are in valid and sufficient form. Immediately after the issuance and sale of the Shares to the Underwriter, no holder of any shares, securities convertible into or exchangeable or exercisable for shares or options, warrants or other rights to purchase shares or any other securities of the Company shall have any existing or future right to acquire any preferred shares of the Company, other than as set forth in the Dividend Reinvestment Plan. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (h)   The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any prospectus or other offering material (including, without limitation, content on any website that may be deemed a prospectus or other offering material) in connection with the offering and sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package or other materials permitted by the Acts to be distributed by the Company.

          (i)    The financial statements of the Company, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, Prospectus and the Disclosure Package present fairly in all material respects the financial position of the Company at the indicated dates. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement, Prospectus and the Disclosure Package presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

          (j)    The Company maintains, or causes its custodian, State Street Bank and Trust Company, to maintain, a system of internal controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization and in accordance with the 1940 Act; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (k)   Ernst & Young, LLP, which has certified, or will certify, certain financial statements of the Company and delivered its opinion with respect to the financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, has represented to the Company that it is an independent registered public accounting firm with respect to the Company within the meaning of the Acts and the Rules and Regulations.

          (l)    There is no action, suit, claim, investigation, inquiry or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company before any court or administrative agency or otherwise (1) that is required to be disclosed in the Registration Statement, Prospectus or the Disclosure Package and is not so described or (2) which, if determined adversely to the Company might have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

          (m)  The Company has good and marketable title to all of the assets reflected in the financial statements (or as described in the Prospectus and the Disclosure Package) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus and the Disclosure Package) or which are not material in amount.

          (n)   The Company has filed all federal, state, local and foreign tax returns which have been required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus and the Disclosure Package (exclusive of any supplements thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Prospectus (exclusive of any supplements thereto). There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

          (o)   Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package. The Company has no material contingent obligations that are not disclosed in the Company's financial statements in the Registration Statement, the Prospectus and the Disclosure Package.

          (p)   The Company is not, and with the giving of notice or lapse of time or both, will not be, in violation of or in default under its Declaration of Trust or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and each of the other Company Agreements and the consummation of the transactions contemplated herein and therein and the fulfillment of the terms hereof and thereof do not and will not, whether with or without notice or the passing of time or both, (i) conflict with or otherwise violate any of the terms or provisions of the Declaration of Trust or Bylaws of the Company or (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, which breach or default has had or is likely to have a Material Adverse Effect.

          (q)   Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority ("FINRA") or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

          (r)   The Company has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations ("Permits") from governmental authorities as are necessary to conduct its businesses as currently conducted and as currently proposed to be conducted and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package. There is no claim or proceeding pending or, to the knowledge of the Company, threatened, involving the status of or sanctions under any of the Permits. The Company has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company under such Permit. None of the Permits contains any restriction that is materially burdensome on the Company.

          (s)   To the knowledge of the Company and the Investment Advisor, no securityholder of the Company nor any officer or trustee of the Company or the Investment Advisor is an affiliate (as defined in FINRA Conduct Rule 2720) of any FINRA member, except as set forth in the Registration Statement or as disclosed in writing to the Underwriter.

          (t)    Except as stated in this Agreement and the Prospectus, the Company, or to the Company's knowledge, any of its affiliates, have not taken, directly or indirectly, any action that would constitute or that might reasonably be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

          (u)   The Company is duly registered under the 1940 Act as a closed-end, non-diversified management investment company and the 1940 Act Notification has been duly filed with the Commission, and, at the time of filing thereof and at the time of filing any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act and the Rules and Regulations under the 1940 Act. The Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them).

          (v)   The Company carries a fidelity bond sufficient to satisfy the requirements of Rule 17g-1 under the 1940 Act.

          (w)  Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee, or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (x)   The Company has not sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company or any other party to any such contract or agreement. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits thereto by the Acts or by the Rules and Regulations which have not been so described and filed as required and such contracts and documents as are summarized in the Registration Statement, the Prospectus or the Disclosure Package are fairly summarized in all material respects.

          (y)   The Company owns, licenses, or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its business as currently carried on and as proposed to be carried on as described in the Registration Statement, the Prospectus or the Disclosure Package (collectively and together with any applications or registrations for the foregoing, the "Intellectual Property").

          (z)   The conduct of business by the Company complies, and at all times has complied, in all respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items ("Laws") applicable to its business, including, without limitation, licensing and certification Laws covering any aspect of the business of the Company, except where such noncompliance is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Prospectus (exclusive of any supplements thereto). The Company has not received any notification asserting, nor does it have knowledge of, any present or past failure to comply with or violation of any such Laws.

          (aa) The information contained in the Registration Statement, the Prospectus and the Disclosure Package regarding the Company's expectations, plans and intentions, and any other information that constitutes "forward-looking" information within the meaning of the Securities Act and the Exchange Act, were made by the Company on a reasonable basis and reflect the Company's good faith belief and/or estimate of the matters described therein. To the extent estimated or projected, those estimates or projections set forth in the tables under the "Summary of Fund Expenses" section of the Registration Statement, Prospectus and the Disclosure Package have been prepared in accordance with the requirements of Form N-2 and when considered with the footnotes thereto, are reasonably believed to be attainable in all material respects and are reasonably based.

          (bb) Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty, by the Company, as to matters therein, to the Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

          (cc) The Company has taken all required action under the Acts and the Rules and Regulations to make the public offering and consummate the sale of the Shares as contemplated by this Agreement.

          (dd) All advertising, sales literature, promotional materials or any other materials or information (including "prospectus wrappers", "broker kits" and any roadshow or investor presentations), whether in oral, printed or electronic form, authorized, provided or prepared by the Company or the Investment Advisor in connection with the offering and sale of the Shares (collectively, the "Marketing Materials") complied and comply in all material respects with the applicable requirements of the Securities Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of FINRA and if required to be filed with FINRA under FINRA's conduct rules were so filed. No Marketing Materials contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Investment Advisor make no representations or warranties as to information contained in or omitted from the Marketing Materials, in reliance upon, and in conformity with, written information furnished to the Company or the Investment Advisor by or on behalf of the Underwriter specifically for use in the preparation thereof. Any advertisement or sales material authorized by the Company for use in the public offering of the Shares pursuant to Rule 482 complied with the requirements of Rule 482 of the Rules and Regulations under the Securities Act.

          (ee) This Agreement and each of the Company Agreements comply in all material respects with all applicable provisions of the 1940 Act, the Rules and Regulations thereunder, the

  Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations adopted by the Commission under the Advisers Act (the "Advisers Act Rules and Regulations").

          (ff)  The Company has elected or will elect to be treated as a regulated investment company under Subchapter M of the Code effective for its taxable year ending                                     ,200_ and intends and expects to qualify as a regulated investment company under Subchapter M of the Code for the current and all future taxable years. The Company will distribute timely all of its investment company taxable income and net capital gain so as to avoid any corporate income tax, and the Company has taken and will take all actions and has omitted and will omit to take all actions as are necessary to be consistent with the foregoing, including, but not limited to, with respect to the investment of the proceeds of the offering of Shares contemplated by this Agreement.

          (gg) Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package (or any amendment or supplement to either of them), no trustee or officer of the Company is an "interested person" (as defined in the 1940 Act) of the Company or the Investment Advisor or an "affiliated person" (as defined in the 1940 Act) of the Underwriter.

  2.
  REPRESENTATIONS AND WARRANTIES OF THE INVESTMENT ADVISOR.

        The Investment Advisor represents and warrants to the Underwriter as of the date hereof and as of the Closing Date as follows:

          (a)   The Investment Advisor has been duly organized and is validly existing as a corporation under the laws of the Commonwealth of Massachusetts, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package. The Investment Advisor is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect.

          (b)   Each Advisor Agreement has been duly authorized, executed and delivered by the Investment Advisor, and assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal, and binding obligation of the Investment Advisor, enforceable in accordance with its terms. The Investment Advisor has full power and authority to enter into each Advisor Agreement.

          (c)   There is no action, suit, claim or proceeding pending or, to the knowledge of the Investment Advisor, threatened against the Investment Advisor before any court or administrative agency or otherwise (1) that is required to be described in the Registration Statement, the Prospectus or the Disclosure Package that is not so described, or (2) which, if determined adversely to the Investment Advisor would have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

          (d)   Except as stated in this Agreement and the Prospectus, the Investment Advisor, or to the Investment Advisor's knowledge, any of its affiliates, have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

          (e)   The Investment Advisor carries, or is covered by, insurance, including, at a minimum, errors and omissions insurance, in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Investment Advisor or its respective businesses, assets, employees, partners, officers and directors are in full force and effect, and the Investment Advisor is in compliance with the terms of such policies in all material respects. There are no claims by the Investment Advisor under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

          (f)    Other than as contemplated by this Agreement, the Incentive Agreement and the Wholesaler Agreement, the Investment Advisor has not incurred any liability for any finder's or broker's fee, or agent's commission, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (g)   The Investment Advisor is not, and with the giving of notice or lapse of time or both, will not be, in violation of or in default under its Articles of Organization (the "Charter") or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of each Advisor Agreement and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof will not (i) conflict with or otherwise violate the terms and provisions of the Charter or By-Laws of the Investment Advisor or (ii) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Investment Advisor is a party or any order, rule or regulation applicable to the Investment Advisor of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, which breach or default has had or is reasonably likely to have a Material Adverse Effect.

          (h)   The Investment Advisor is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the Rules and Regulations under the 1940 Act from acting under the Advisor Agreements as contemplated by the Registration Statement, the Prospectus and the Disclosure Package.

          (i)    The Investment Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Prospectus and the Disclosure Package and under this Agreement and the other Advisor Agreements.

          (j)    The description of the Investment Advisor, its business, and the statements attributable to the Investment Advisor, in the Registration Statement, the Prospectus and the Disclosure Package or any Preliminary Prospectus complied and comply in all material respects with the provisions of the Acts, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading.

          (k)   Since the date as of which information is given in the Registration Statement and the Prospectus through the date hereof, and except as may otherwise be disclosed in the Disclosure Package, there have been no transactions entered into by the Investment Advisor which are material to the Investment Advisor other than in the ordinary course of its business.

          (l)    The Advisory Agreement complies in all material respects with all applicable provisions of the 1940 Act, the Rules and Regulations under the 1940 Act, the Advisers Act and the Advisers Act Rules and Regulations.

  3.
  PURCHASE, SALE AND DELIVERY OF THE SHARES.

            (a)   On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase, at a price of $25,000 per share, the Shares.

            (b)   Payment for the Shares to be sold hereunder is to be made in New York Clearing House funds by federal (same day) funds against delivery of the Shares to the Underwriter's account. Such payment and delivery are to be made through Full Fast Delivery through the facilities of The Depository Trust Company, New York, New York at 9:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." As used herein, "business day" means a day on which the American Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed. The Shares will be delivered in such denominations and in such registrations as the Underwriter requests in writing not later than the second full business day prior to the Closing Date.

  4.
  OFFERING BY THE UNDERWRITER.

        It is understood that the Underwriter is to make a public offering of the Shares as soon as the Underwriter deems it advisable to do so. The Shares are to be initially offered to the public in the manner and at the public offering price set forth in the Prospectus. The Underwriter may from time to time thereafter change the public offering price and other selling terms.

        It is further understood that the Underwriter will act as the sole underwriter in the offering and sale of the Shares in accordance with this Agreement.

  5.
  COVENANTS OF THE COMPANY AND THE INVESTMENT ADVISOR.

          (a)   The Company and the Investment Advisor jointly and severally covenant and agree with the Underwriter that:

              (i)  The Company will (A) use its reasonable best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations under the Securities Act is followed, to prepare and timely file with the Commission under Rule 497 of the Rules and Regulations under the Securities Act a Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations under the Securities Act; (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriter.

             (ii)  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

            (iii)  The Company will advise the Underwriter promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective; (B) of receipt of any comments from the Commission; (C) of any request of the Commission for amendment of the Registration Statement or for supplementation of the Prospectus or for any additional information; and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

            (iv)  The Company will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request for distribution of the Shares.

             (v)  The Company will deliver to, or upon the order of, the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. The Company will deliver to, or upon the order of, the Underwriter during the period when delivery of a Prospectus is required under the Acts, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request. The Company will deliver to the Underwriter such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Underwriter may reasonably request.

            (vi)  The Company will comply with the Acts and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriter, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law; provided, however, that if such amendment or supplement is required solely as a result of a material misstatement in or material omission from the information furnished in writing by or on behalf of the Underwriter to the Company or the Investment Advisor expressly for use in the Registration Statement or the Prospectus (information such as described in Section 13 of this Agreement), then the Company shall deliver such amendment or supplement at cost to the Underwriter.

           (vii)  The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the

    Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations thereunder and will advise the Underwriter in writing when such statement has been so made available.

          (viii)  No offering, sale, short sale or other disposition of any (A) securities of the Company or (B) shares of Auction Preferred or any other securities convertible into or exchangeable or exercisable for shares of Auction Preferred or derivative of shares of Auction Preferred (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter.

            (ix)  The Company will use its reasonable best efforts to cause the Shares, prior to the Closing Date, to be assigned ratings of "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Fitch Ratings, Inc. ("Fitch"), respectively.

             (x)  The Company shall invest or otherwise use the net proceeds of its sale of the Shares as described under the heading "Use of Proceeds" in the Prospectus and the Disclosure Package in such a manner as to comply with the investment restrictions and the 1940 Act and shall report with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

            (xi)  The Company has elected or will elect to be treated as a regulated investment company under Subchapter M of the Code effective for its taxable year ending December 31, 2007, will distribute timely all of its investment company taxable income and net capital gain so as to avoid any corporate income tax, and will take all actions and omit to take all actions as are necessary to qualify as a regulated investment company under Subchapter M of the Code for the current and all future taxable years and to be consistent otherwise with the foregoing, including, but not limited to, with respect to the investment of the proceeds of the offering of Shares contemplated by this Agreement.

           (xii)  The Company will maintain a transfer agent and, if necessary under the jurisdiction of organization of the Company, a registrar for the Shares.

  6.
  COSTS AND EXPENSES.

        The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, the Underwriter's Selling Memorandum and the Underwriter's Invitation Letter, if any; any fees charged by Fitch, Moody's or any other securities rating agency for rating the Shares; the filing fees of the Commission; and the fees and expenses of the Auction Agent under the Auction Agency Agreement.

        If the Shares are not purchased by the Underwriter because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses actually incurred, including all fees and disbursements of counsel reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of the Underwriter. Notwithstanding the foregoing, the Company shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by it of the Shares.

  7.
  CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER.

        The obligation of the Underwriter to purchase the Shares on the Closing Date is subject to the accuracy, as of the Closing Date of the representations and warranties of the Company and the Investment Advisor contained herein and to the performance by the Company and the Investment Advisor of their covenants and obligations hereunder and to the following additional conditions:

          (a)   The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 497 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus shall have been initiated, or to the knowledge of the Company, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with; and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

          (b)   The Underwriter shall have received on the Closing Date the opinion of Sullivan & Worcester LLP, counsel for the Company, dated the Closing Date addressed to the Underwriter (and stating that it may be relied upon by Goodwin Procter LLP, counsel to the Underwriter) to the effect set forth in Annex A hereto.

          (c)   The Underwriter shall have received on the Closing Date, the opinion of Sullivan & Worcester LLP, counsel for the Investment Advisor, dated the Closing Date addressed to the Underwriter (and stating that it may be relied upon by Goodwin Procter LLP, counsel for the Underwriter) to the effect set forth in Annex B hereto.

          (d)   The Underwriter shall have received from Goodwin Procter LLP, counsel for the Underwriter, an opinion dated the Closing Date with respect to matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as it requests to enable it to pass upon such matters.

          (e)   The Underwriter shall have received, on each of the date hereof and the Closing Date a letter dated the date hereof or the Closing Date, in form and substance satisfactory to the Underwriter, of Ernst & Young, LLP confirming that they are an independent registered public accounting firm within the meaning of the Acts and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Acts and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement and the Prospectus.

          (f)    The Underwriter shall have received on the Closing Date, a certificate or certificates of the Company's President or Vice-President and Treasurer to the effect that, as of the Closing Date, each of them severally represents they have carefully reviewed the Registration Statement and Prospectus and to their knowledge as follows:

              (i)  The Registration Statement has become effective under the Securities Act and 1940 Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to their knowledge, contemplated by the Commission;

             (ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date;

            (iii)  All filings required to have been made pursuant to Rules 497 or 430A under the Securities Act have been made; and

            (iv)  Since the respective dates as of which information is given in the Disclosure Package, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

          (g)   The Underwriter shall have received on the Closing Date, a certificate or certificates of the Investment Advisor's President or Vice-President and Treasurer to the effect that, as of the Closing Date, the Investment Advisor represents as follows:

              (i)  The representations and warranties of the Investment Advisor contained in Sections 1 and 2 hereof are true and correct as of the Closing Date;

             (ii)  After giving effect to the issuance of the Shares, the Company will have asset coverage of at least 200% as calculated in accordance with Section 18 of the 1940 Act; and

            (iii)  Since the respective dates as of which information is given in the Disclosure Package, there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

          (h)   The Company shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.

          (i)    The Shares shall have been rated "Aaa" by Moody's and "AAA" by Fitch.

        The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Underwriter and to Goodwin Procter LLP, counsel for the Underwriter.

        If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing on or prior to the Closing Date.

        In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 6, 9 and 16 hereof).

  8.
  CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

        The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

  9.
  INDEMNIFICATION.

          (a)   The Company and the Investment Advisor, jointly and severally, agree:

              (i)  to indemnify and hold harmless the Underwriter, its partners, members, directors and officers and each person, if any, who controls the Underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Marketing Material or any amendment or supplement thereto; provided, however, that the foregoing indemnification contained in this Clause (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arising from the sale of the Shares by the Underwriter to any person if it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage or liability resulted directly from the failure of the Underwriter to deliver or send to such person a copy of the Prospectus (which term as used in this proviso shall not include any statement of additional information unless specifically requested by such person) within the time required by the Securities Act and the Securities Act Rules and Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit proper delivery or sending, (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (A) or (B) above (provided, however, that neither the Company nor the Investment Advisor shall be liable under this clause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct); provided, however, that neither the Company nor the Investment Advisor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Marketing Material or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Investment Advisor by or through the Underwriter specifically for use in the preparation thereof; and

             (ii)  to reimburse the Underwriter and any such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.

          (b)   The Underwriter will indemnify and hold harmless the Company and the Investment Advisor, each of their respective trustees, each of their officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company, the Investment Advisor or any such trustee, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Marketing Material or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company and the Investment Advisor or any such trustee, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Marketing Material or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof.

          (c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 9(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 9(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

        It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 9(a) and by the Company in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

        (d)   If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Investment Advisor (treated as one person for this purpose) on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Investment Advisor on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Investment Advisor (treated as one person for this purpose) on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Investment Advisor on the one hand or the Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Investment Advisor and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (e)   In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

        (f)    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Company and the Investment Advisor set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its trustees or officers or any persons controlling the Company, or the Investment Advisor, or their respective directors or officers or any persons controlling the Investment Advisor, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, or to the Company or the Investment Advisor, their respective directors or officers, or any person controlling the Company or the Investment Advisor, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

        (g)   In addition to the foregoing indemnification, the Company and the Investment Advisor, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities described in the indemnity contained in Section 9(a), as limited by the proviso set forth therein, with respect to any advertisement or sales material authorized by the Company for use in the public offering of the Shares pursuant to Rule 482 of the Rules and Regulations under the Securities Act.

  10.
  NOTICES.

        All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriter, to	RBC Capital Markets Corporation One Liberty Plaza 165 Broadway New York, NY 10006-1404
	Attention:	Joseph L. Morea Syndicate Director
Fax: (212) 428-6260
if to the Company, to	RMR Dividend Capture Fund 400 Centre Street Newton, MA 02458
	Attention:	Adam D. Portnoy President
Fax: (617) 969-5730

if to the Investment Advisor, to	RMR Advisors, Inc. 400 Centre Street Newton, MA 02458
	Attention:	Adam D. Portnoy President
Fax: (617) 969-5730
  11.
  TERMINATION.

          (a)   This Agreement may be terminated by you by notice to the Company at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Disclosure Package, any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change in the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (iii) suspension of trading in securities generally on the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) declaration of a banking moratorium by United States or New York State authorities; (vi) the suspension of trading of the Company's Common Shares by the American Stock Exchange, the Commission, or any other governmental authority; (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (viii) the failure of the conditions set forth in Section 7 of this Agreement to be fulfilled when required to be fulfilled.

  12.
  SUCCESSORS.

        This Agreement has been and is made solely for the benefit of the Company, the Investment Advisor and the Underwriter and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.

  13.
  INFORMATION PROVIDED BY UNDERWRITER.

        The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in any Preliminary Prospectus, Prospectus or the Registration Statement consists of the information contained in the first paragraph under the heading "Sales Load and Expenses" and the first, second and third paragraphs under the heading "Price Stabilization and Short Positions," each under the caption "Underwriting" in the Prospectus.

  14.
  NO FIDUCIARY DUTY.

        Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company acknowledges and agrees that:

          (a)   nothing herein shall create a fiduciary or agency relationship between the Company and the Underwriter in connection with any aspect of the offering of securities hereunder;

          (b)   the Underwriter is not acting as advisor, expert or otherwise, to the Company in connection with this offering, the sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

          (c)   the relationship between the Company and the Underwriter is entirely and solely commercial, based on arms-length negotiations;

          (d)   any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein;

          (e)   notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriter may have financial interest in the success of the offering of the Shares that is not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriter for the Shares and the Underwriter has no obligation to disclose, or account to the Company for, any of such additional financial interests; and

          (f)    the Underwriter has advised the Company that the Underwriter has agreements and understandings with, and owes duties and obligations to, third parties, including purchasers and potential purchasers of the securities, that may create or exacerbate actual, potential or apparent conflicts of interest between the Company and the Underwriter.

  15.
  MASSACHUSETTS BUSINESS TRUST.

        A copy of the Declaration of Trust of the Company is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Company by an officer or trustee of the Company in his or her capacity as an officer or trustee of the Company and not individually and that the obligations of or arising out of this instrument are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Company.

  16.
  MISCELLANEOUS.

        The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or the Investment Advisor or any of their respective directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

        This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

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        If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Investment Advisor and the Underwriter in accordance with its terms.

Very truly yours,
RMR DIVIDEND CAPTURE FUND
	By:	Adam D. Portnoy President
RMR ADVISORS, INC.
	By:	Adam D. Portnoy President
The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
RBC CAPITAL MARKETS CORPORATION
By:
Name: Title: Managing Director

ANNEX A

          (i)  The Company has been duly formed and is validly existing under the laws of the Commonwealth of Massachusetts as a trust with transferable shares of the type commonly called a Massachusetts business trust. The Declaration of Trust confers upon the Trustees named therein, and their successors in trust, power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package; and the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a Material Adverse Effect.

         (ii)  The Company has authorized capital as set forth in the Prospectus and the Disclosure Package; all of the outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable (except as set forth in the Registration Statement) and, to the knowledge of such counsel, have been offered and sold in compliance with all laws (including, without limitation, federal and state securities laws); the Shares to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable (except as set forth in the Registration Statement) when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale of the Shares pursuant to the Company's Declaration of Trust and Bylaws or any other agreement or instrument known to such counsel.

        (iii)  Except as described in or contemplated by the Prospectus and the Disclosure Package, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any such shares; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Acts of any other securities of the Company.

        (iv)  The Registration Statement and any 462(b) Registration Statement have become effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 497(h) has been made in the manner and within the time period required by Rule 497(h); and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such counsel, threatened by the Commission.

         (v)  The Registration Statement, at the time it became effective under the Acts, the Prospectus, as of its date, and each amendment or supplement thereto, as of its respective date, complied as to form in all material respects with the requirements of the Acts and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, related schedules and other financial data included or incorporated by reference therein).

        (vi)  The statements under the captions "Management of the Fund—Advisory Agreement," "Management of the Fund—Investment Advisor," "Dividend Reinvestment Plan," "Description of Shares" and "Certain Provisions in the Declaration of Trust" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters by Form N-2.

       (vii)  The statements made in the Registration Statement and the Prospectus (and any amendment or supplement thereto through the date of the opinion) under the caption "Tax Matters" have been reviewed by such counsel and to the extent they describe or summarize tax laws, legal conclusions, doctrines or practices of the United States, present a fair and accurate description or summary thereof as of the date of the opinion.

      (viii)  This Agreement and each Company Agreement have been duly authorized, executed and delivered by the Company and complies in all material respects with all applicable provisions of the 1940 Act, the Advisers Act, the Rules and Regulations under the 1940 Act and the Advisers Act Rules and Regulations.

        (ix)  Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Prospectus or the Disclosure Package which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Prospectus or the Disclosure Package are fairly summarized in all material respects.

         (x)  Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

        (xi)  The execution and delivery of this Agreement and the Company Agreements (to which the Company is a party) and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Declaration of Trust or Bylaws of the Company, or any agreement or instrument known to such counsel to which the Company is a party or by which the Company may be bound.

       (xii)  The Company Agreements, including this Agreement, have each been duly authorized by all requisite action on the part of the Company, executed and delivered by the Company, as of the dates noted therein. Assuming due authorization, execution and delivery by the other parties thereto, each such agreement (other than this Agreement) constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally.

      (xiii)  No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

      (xiv)  The Company is duly registered under the 1940 Act as a closed-end, non-diversified management investment company and the 1940 Act Notification has been duly filed with the Commission, and, at the time of filing thereof and at the time of filing any amendment or supplement thereto, conformed in all material respects with all applicable provisions of the 1940 Act and the Rules and Regulations thereunder and, to such counsel's knowledge, the Company has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement (or any amendment or supplement to either of them).

       (xv)  The opinion in paragraph (ii) of this Annex A will be subject to the qualification that the shareholders of a Massachusetts business trust may, under some circumstances, be subject to assessment at the insistence of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

        In addition, counsel for the Company and the Investment Advisor shall state that they have participated in conferences with officers of the Company, the Investment Advisor, Underwriter of the independent accountants of the Company and the Underwriter at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall state that they do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus and have made no independent check or verification thereof.

        On the basis of the foregoing, such counsel shall state that (i) the Registration Statement, at the Effective Time, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the 1940 Act and the Rules and Regulations (except that in each case such counsel shall not express any view as to the financial statements, schedules and other financial information, statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement) and (ii) no facts have come to such counsel's attention that have caused them to believe (A) the Registration Statement, at the time it became effective under the Acts (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Securities Act) and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, and (C) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel shall not express any view as to the financial statements, schedules and other financial information, statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).

ANNEX B

          (i)  The Investment Advisor has been duly organized and is validly existing as a corporation under the laws of the Commonwealth of Massachusetts with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; and the Investment Advisor is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect.

         (ii)  The Investment Advisor is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the Rules and Regulations under the 1940 Act from acting under the Company Agreements (to which the Investment Advisor is a party) as contemplated by the Registration Statement and the Prospectus (or any amendment or supplement thereto).

        (iii)  Such counsel knows of no material legal or governmental proceedings pending or threatened against the Investment Advisor except as set forth in the Prospectus.

        (iv)  The execution and delivery of each Advisor Agreement and the consummation of the transactions contemplated therein do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or By-Laws of the Investment Advisor, or any agreement or instrument known to such counsel to which the Investment Advisor is a party or by which the Investment Advisor may be bound.

         (v)  Each Advisor Agreement has been duly authorized, executed and delivered by the Investment Advisor and complies in all material respects with all applicable provisions of the 1940 Act, the Advisers Act, the Rules and Regulations under the 1940 Act and the Advisers Act Rules and Regulations, and each Advisor Agreement (other than this Agreement), assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of the Investment Advisor, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally.

        (vi)  The description of the Investment Advisor and its business, and the statements attributable to the Investment Advisor, in the Registration Statement, the Prospectus and the Disclosure Package (and any amendment or supplement thereto) complied and comply in all material respects with the provisions of the Acts, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations.

        In addition, counsel for the Company and the Investment Advisor shall state that they have participated in conferences with officers of the Company, the Investment Advisor, Underwriter of the independent accountants of the Company and the Underwriter at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall state that they do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus and have made no independent check or verification thereof.

        On the basis of the foregoing, such counsel shall state that (i) the Registration Statement, at the Effective Time, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the 1940 Act and the Rules and Regulations (except that in each case such counsel shall not express any view as to the financial statements, schedules and other financial information, statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement) and (ii) no facts have come to such counsel's attention that have caused them to believe (A) the Registration Statement, at the time it became effective under the Acts (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Securities Act) and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, and (C) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel shall not express any view as to the financial statements, schedules and other financial information, statistical data and financial projections included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement).